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                                                                 Exhibit 10.1(g)


THIS LEASE made the Eighth day of April One thousand nine hundred and ninety one BETWEEN THE COUNCIL OF THE BOROUGH OF THAMESDOWN in the County of Wilts (hereinafter called "the council" which expression where the context so admits shall include the estate owner or estate owners for the time being of the reversion of the premises hereby demised expectant on the expiry of the term hereby granted) of the one part and SAEUR-SUNDSTRAND LIMITED whose registered office is situate at Cheney Manor Swindon Wilts SN2 2PZ (hereinafter called "the Lessee" which expression shall where the context so admits include any persons deriving title under the Lessee) of the other part

W I T N E S S E T H as follows:-

1. (1) In consideration of the rent hereinafter reserved and of the Lessee's covenants hereinafter contained the Council hereby demises unto the Lessee ALL THAT the property described in the First Schedule hereto (which property buildings and premises (including heating sanitary and water equipment and any other fixtures fittings and equipment thereon from time to time other than tenant's fixtures and fittings which expression shall in this Lease include not only tenant's fixtures and fittings installed during the term of this Lease but also tenant's fixtures and fittings and plant and machinery installed by any previous tenant or by the Tenant under a previous Lease and remaining in or on the Demised Premises at the date hereof) with any alterations or additions thereto and any other building erection or works from time to time constructed or carried out on the said plot of land are hereinafter referred to as "the demised premises") TOGETHER WITH the easements and rights specified in the Second Schedule hereto BUT EXCEPT AND RESERVING unto the Council its lessees and tenants and all others entitled thereto the easements and rights specified in the Third Schedule hereto TO HOLD
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the same unto the Lessee for the term of FIFTEEN YEARS from the twenty sixth day of June One thousand nine hundred and ninety YIELDING AND PAYING therefor

(A) For the first five years of the said term the yearly rent of TWO HUNDRED AND SEVENTY THREE THOUSAND ONE HUNDRED AND FORTY POUNDS ((pound)273,140) (hereinafter called "the Commencing Rent")

(B) For the next five years of the said term and for each successive period of five years thereafter the greater of:-

(i) The Commencing Rent or

(ii) The Indexed Rent as defined in the Fourth Schedule hereto as at the commencement of the relevant period of five years (hereinafter called "the relevant review date")

(2) The rent in respect of each year of the said term shall be paid by equal quarterly payments in advance by Banker's Standing Order on the First days of January April July and October in every year the first of such instalments or a proper proportion thereof to be made on or before the execution hereof Provided that if the quarterly payment of rent is not made within fourteen days of the date on which it is due then interest shall be payable thereon calculated from the date the rent is due to the actual date of payment at the rate of 2% per annum above Lloyds Bank PLC Base Lending Rate for the time being

2. IT IS HEREBY agreed and declared that the Lessee shall not be or become entitled to any right of access of light or air to the demised premises or to any other right privilege or easement which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose (Provided that such user shall not materially affect the beneficial user of the demised premises by the Lessee for all purposes permitted by this Lease) and that no estate or interest in the soil of any road or footpath (whether or not a highway maintainable at the public expense) adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained
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3. The Lessee hereby covenants with the Council as follows:-

(1) To pay the rent hereby reserved including interest thereon (if any) as hereinbefore provided clear of all deductions at the times and in the manner aforesaid

(2) To pay all rates taxes duties charges and assessments whatsoever whether parliamentary local or otherwise which are now or may hereafter become payable in respect of the demised premises whether by the owner or occupier thereof other than tax charged on the Council as a result of the ownership of or any dealing with the Council's reversionary interest or the receipt of rent and other payments hereunder

(3) (a) Forthwith to insure and keep insured at all times during the said term (subject to such excesses exclusions and conditions as the insurers may require) the demised premises in the full reinstatement value thereof against loss or damage by fire explosion storm or tempest (including lightning) or aircraft or any article dropped from aircraft (in both cases other than hostile aircraft) and other risks normally included within a policy of comprehensive insurance which the Lessee or the Council consider to be reasonably desirable (insofar as the same are insurable on reasonable terms) such insurance to be with an insurance company first approved by the Council (such approval not to be unreasonably withhe1d) in the joint names of the Council and the Lessee in such sum (to be approved in writing from time to time by the Council such approval nor to be unreasonably withheld) as for the time being shall be sufficient to cover the cost of completely reinstating the demised premises in the event of total destruction of the buildings and erections comprised therein together with Architects and Surveyors fees and other expenses incidental thereto

      (b) Promptly to pay all premiums and other moneys necessary for the said insurance

      (c) Whenever reasonably required but not more than twice a year to produce to the Council and its officers or agents the policy or policies
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of insurance or sufficient evidence of the same and the receipt for the then current years premium

      (d) In the event of the demised premises or any part thereof at any time during the subsistence of the term hereby created being destroyed or damaged by any of the defined risks or other risks insured against then and as often as the same may happen and so long as such insurance has not been vitiated or payment of any policy monies refused in whole or part by reason solely or in part of any act or default of the Council its lessees or their respective agents servants invitees licensees or visitors to secure that all monies payable by virtue of the insurance before referred to shall with all convenient speed and in conformity with the provisions of this Lease be laid out and applied in rebuilding repairing or otherwise reinstating the demised premises in a good and substantial manner PROVIDED THAT the covenant by the Lessee as to reinstatement shall be satisfied if the Lessee provides in the premises so reinstated accommodation as convenient and commodious as is practicable but not necessarily identical to the demised premises as the same existed prior to such damage or destruction PROVIDED ALWAYS that if the rebuilding and reinstatement of the demised premises or any part thereof shall prove impossible all the monies payable pursuant to any policy of insurance effected hereunder shall be divided between the Council and the Lessee in the proportions which the value of their respective interests in the demised premises or that part thereof bear to one another at the time of the event giving rise to payment. And such proportions shall be determined by arbitration as hereinafter provided and the Lessee may within three months of it becoming apparent that rebuilding or reinstatement of the demised premises will not be possible terminate this Lease by service of written notice on the Council Provided Always that if the Lessee shall at any time fail to insure or keep insured the demised premises as aforesaid the Council may do all
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things necessary to effect and maintain such insurance and any moneys expended by the Council for that purpose shall be repayable by the Lessee to the Council on demand and be recoverable forthwith by the Council by action or by distress as if such moneys formed part of the rent payable hereunder

      (e) Not to do or cause permit or suffer to be done anything which may render the Policy or Policies of Insurance hereinbefore mentioned void or voidable nor anything which may render uninsurable the defined risks before mentioned

(4) At all times during the term hereby created to maintain and keep the demised premises in good and tenantable repair and condition including in all cases the repair of damage howsoever caused to any part of the demised premises and to keep such part of the demised premises which is unbuilt on or unpaved and is situate between the factory and the estate roadway in front thereof laid out and planted and in a tidy condition PROVIDED THAT not withstanding the foregoing (a) the Lessee shall not be obliged to remedy defects or wants of repair mentioned in the Schedules of Delapidation and condition annexed hereto nor to leave such parts of the demised premises as are mentioned in such Schedules in any better state or repair and condition than that in which they now are as evidenced by such Schedules and (b) the Lessees' obligations under this clause in relation to the roof of the factory building (hereinafter called "the factory roof" which expression shall not include downpipes but shall include the gutters) shall be to keep the same in a wind and weatherproof condition so far as practicable without major repairs and in the event of any major material deterioration of the factory roof due to the age of the factory roof or failure of the insulating treatment carried out thereto on behalf of the Council prior to the grant of this Lease the Council will replace and make good the factory roof unless such deterioration is solely or mainly attributable to (i) the Lessee's
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working processes or (ii) the Lessee's lack of annual inspections or (iii) the
Lessee's failure to comply with its above obligations PROVIDED FURTHER that the Lessee shall have no responsibility for repairs and replacement which are the responsibility of the Council under clause 4(b) hereof

(5) To paint with two coats of good quality paint in a proper and workmanlike manner all parts of the factory usually painted as to the external parts in every third year and as to the internal parts in every seventh year time in each case being computed from the commencement date hereof and after every internal painting to grain varnish paint distemper wash whiten and colour all such parts as are usually or are required to be so dealt with

(6) To permit the Council its officers servants and agents workmen and authorised agents at reasonable times after due notice (save in case of emergency) to enter upon the demised premises for the purpose of ascertaining that the covenants and conditions herein contained have been duly observed and performed for the purpose of taking inventories of landlord's fixtures and fittings therein and to view the state of repair and condition of the demised premises and to give or leave on the demised premises notice in writing to the Lessee of all defects and wants of repair cleansing maintenance amendment painting and decorating and of any failure to keep any part of the demised premises laid out and planted and in a tidy condition in accordance with the Lessees covenants herein AND within the period of two calendar months after any such notice the Lessee shall begin to repair and make good cleanse maintain amend and paint the premises and lay out and plant so much of the demised premises as is reasonably required to be so treated and to put the same into a tidy condition as required by such notice and in accordance with the covenants in that behalf herein contained and shall diligently proceed with the same AND if the Lessee shall fail to comply
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with the requirements of such notice as aforesaid to permit the Council or its contractors agents and workmen to enter upon the demised premises to execute such works as may be necessary to comply with the same AND in the event of the Council so entering the demised premises and carrying out such works to pay to the Council the proper and reasonable cost of executing such works within twenty-one days of a written demand in that behalf

(7) At the end or sooner determination of the term hereby granted to yield up the demised premises and all additions thereto and all landlords fixtures and fittings therein well and substantially repaired cleansed maintained painted and laid out in accordance with the Lessee's covenants herein contained and if required to do so by the Council (and subject to the Lessee being able to obtain all necessary consents for the same) to remove make good or reinstate as the case may be all additions alterations and re-arrangements made by the Lessee under the provisions hereinafter contained (other than any such carried out by the Lessee in order to comply with legislation affecting the demised premises and any such made by the Lessee at the commencement of this Lease in order to reinstate Bays 7 and 8 to the condition in which they were prior to the making of alterations by previous tenants) Provided that on the determination of the term hereby granted any dilapidations claim made by the Council against the Lessee shall be settled having regard to the condition of the demised premises as evidenced by the Schedules of Dilapidations and Condition annexed hereto

(8) Not at any time during the term hereby created to build or place or permit or suffer to be built or placed on the demised premises any new or additional buildings or erections or to make any material alterations in the existing external design or appearance of the demised premises (all of which buildings erections alterations are referred to in this sub-clause as 'new works') except with the prior written approval of the
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Council in accordance with plans elevations sections site plans and specifications which have first been approved in writing by the Council (in both cases such approval not to be unreasonably withheld) In the event of the Lessee carrying out any new works without the prior written consent of the Council it shall be lawful for the Council to enter upon the demised premises and restore them to the condition in which they were before the Lessee commenced such new works and the proper and reasonable expense of the Council in so doing together with interest at two per centum above Lloyds Bank PLC Base Lending Rate for the time being in force shall be paid by the Lessee to the Council within twenty-one days from the date of a written demand in that behalf. In the event of the Lessee carrying out any new works to which the Council may have given it prior consent which do not comply with the plans elevations sections site plans and specifications approved by the Council the Lessee shall forthwith upon notice in writing from the Council requiring it so to do make good and correct all such works which do not comply with the said plans elevations sections site plans and specifications as directed by the Council and if the Lessee shall neglect to begin so to do within seven days after such notice then it shall be lawful for the Council or its servants contractors agents and workmen to remove or make good and correct all such non-complying works and all expenses of so doing with interest thereon at the rate aforesaid shall be paid by the Lessee to the Council within twenty-one days of a written demand in that behalf. The Lessee shall permit the duly authorised officers and servants of the Council at all reasonable times upon reasonable prior notice in writing to enter upon the demised premises to view the state of progress of any new works which the Council has approved and to inspect or test the material and workmanship thereof and for the purpose of ascertaining generally that any such new works have been and are being carried out in accordance with the plans

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elevations sections site plans and specifications approved by the Council and the Lessee shall permit the Council its servants agents or contractors of the Council to enter upon the demised premises to carry out any works or do any matter or thing which under this Lease the Council is empowered to do or carry out.

(9) To permit the Council and the lessees or occupiers of adjoining property belonging to the Council if authorised in writing by the Council and their officers servants agents and workmen at convenient times by appointment after not less than fourteen days' notice to the Lessee or without notice in case of emergency to enter upon the demised premises to execute repairs alterations painting redecoration, or any other works whatsoever to any adjoining property now or hereafter belonging to the Council provided that such works cannot reasonably by carried out without such access the person or persons exercising such right making good all damage thereby occasioned to the demised premises and to the Lessee's property and also to permit the Council and the lessees or occupiers of adjoining property authorised as aforesaid and their respective officers servants contractors agents and workmen at convenient times by appointment after such notice as aforesaid (if required) to enter upon the demised premises for the purpose of constructing laying down connecting altering repairing cleansing or maintaining any sewers drains gutters pipes or cables in or under the demised premises for the accommodation of any adjoining or neighbouring property now or hereafter belonging to the Council the person or persons exercising such right making good all damage thereby occasioned to the demised premises and the Lessee's property

(10) During the said term to use the demised premises(apart from the office block) only for general industrial purposes and/or for warehousing and to use the office block as offices

(11) (a) Not at any time to instal any fuel burning apparatus on the

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demised premises other than apparatus of a type approved by the Council (such approval not to be unreasonably withheld) and to erect any chimney in connection with any such apparatus to the reasonable satisfaction in all respects of the Council. To keep all fuel burning apparatus repaired and maintained to the reasonable satisfaction of the Council and to stoke and operate the same only in a proper and skilled manner in all respects in accordance with the manufacturer's instructions and recommendations and in particular not to exceed the proper working pressure and temperature

      (b) Not to cause or permit smoke effluvia vapour or grit to be emitted from any apparatus on the demised premises to such an extent as would result in a loss of amenity to other occupiers of the surrounding neighborhood and to erect any chimney in connection with any such apparatus to the reasonable satisfaction in all respects of the Council

      (c) To permit officers of the Council to enter upon the demised premises at reasonable times by appointment to inspect the method of stoking any fuel burning apparatus installed on the demised premises and to comply with such reasonable directions as may be given by the Council to ensure the provisions of Clause 3(11)(a) and (b) are complied with by the Lessee.

      (d) The Council hereby confirm that the apparatus and chimneys on or in the demised premises at the date hereof comply with this clause 3(11)

(12) Not to use the demised premises or any part thereof or permit or suffer the same to be used for any illegal or immoral purpose nor to permit or suffer to be done in or upon the demised premises nor to permit or suffer to be brought on the demised premises anything which may be or become a danger or nuisance or which may cause damage or inconvenience to the Council its lessees or tenants or occupiers of any adjoining or neighboring property (the Lessee's business as now and

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previously carried on at the demised premises not being in breach of this covenant) and not to use or permit or suffer to be used any part of the demised premises or anything connected therewith as an advertising station or for the display of boards posters notices or signs except such as may be permitted in writing by the Council such permission not to be unreasonably withheld

(13)(a) Not at any time during the said term to assign underlet or part with the possession of the whole of the demised premises without the previous written consent of the Council which shall not unreasonably be withheld

      (b) Not at any time during the said term to underlet part or parts of the demised premises save that a part of the demised premises with a gross internal floor area exceeding 7,500 square feet may be so underlet

      (i) Pursuant to an Order of the Court under Section 38(4)(a) of the Landlord and Tenant Act 1954 authorising an agreement between the Lessee and the tenant under such underlease excluding the provisions of Section 24 to 28 (inclusive) of that Act in relation to such underlease and

      (ii) With provisions in such underlease recording the making of such agreement the Order of the Court and the fact that such underlease is made pursuant to such agreement and Order and

      (iii) With the previous written consent of the Council which shall not unreasonably be withheld

      (c) Not at any time during the said term to assign part or parts of the demised premises

      (d) That the Lessee shall within one month from the date of any assignment underlease or other disposition of the Lessee's interest by virtue of this Lease or any part thereof give notice in writing to the Council and to produce to the Council a certified copy of the relevant deed document or grant and to pay to the Council a registration fee of

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Five pounds in respect of every such production

(14) If any encroachment or easement shall be made or threatened to be made on or over the demised premises or if any window or opening shall be made or threatened to be opened or made in any neighbouring building (whether already or hereafter to be erected) which if not obstructed might by lapse of time confer the right to access of light in favour of any neighbouring property (unless in either case the dominant tenement is also owned by the Council) to give notice to the Council as soon as the same shall come to the notice of the Lessee and at the cost of the Council to do all such things as may be reasonable and proper for the purpose of preventing the making of such encroachment of the acquisition of such easement or right AND if the Lessee shall omit or neglect to do all such things as aforesaid at the earliest reasonably practicable time it shall be lawful for the Council its officers servants and workmen to enter upon the demised premises and to do the same (unless as aforesaid)

(15) Not to form or permit to be formed a rubbish or waste materials (especially inflammable materials) dump on the demised premises but to keep all rubbish and refuse in properly covered receptacles to the reasonable satisfaction of the Council TO arrange at the Lessee's own expense for the removal of all refuse (other than refuse which the appropriate Local Authority is under obligation to remove under the Public Health Act 1936 or otherwise) from the demised premises whenever necessary

(16) At the Lessee's own expense to provide and maintained on the demised premises throughout the said term adequate fire fighting equipment in accordance with the appropriate regulations for the time being in force and to maintain a clear access way to such equipment at all times

(17) Not to do anything or suffer anything to be done on the demised premises which would remove support from any adjoining land buildings or

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structure in any way whatsoever

(18) To endeavour to ensure that no vehicle belonging to the Lessee its servants and invitees shall park or load or unload on any road on the Council's Trading Estate (as such estate may exist from time to time adjoining Cheney Manor Road Swindon) except roads within the demised premises

(19) Not to supply gas electricity water or heating to any other tenant or occupier of land comprised with the Council's Trading Estate situate adjoining Cheney Manor Road Swindon (other than an underlessee of the Lessee)

(20) To permit the Council during the six months immediately preceding the expiration or sooner determination of the term hereby created to affix on any part of the demised premises a notice for reletting or selling the same and during the said period to permit all persons with written authority from the Council and accompanied by a servant or agent of the Council at reasonable times of the day to view the demised premises on prior appointment being made

(21) (a) Not to discharge any trade effluent (as defined in the Public Health (Drainage of Trade Premises) Act 1937 or any statutory modification thereof for the time being in force) from the factory or any apparatus therein into the sewers serving the demised premises or into any pipe or drain communicating therewith except in such manner into such sewers at such temperature in such quantities at such rates at such times of such composition after such treatment (whether for the removal of constituent parts or for the rendering of the effluent neither acid nor alkaline or otherwise) and subject to such other conditions whatsoever as the Council may from time to time reasonably direct

      (b) The Council hereby confirms the method of disposal of effluent now used by the Lessee is not in breach of this covenant

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(22) Not to allow anything but water to enter surface water drains and surface water sewers and in this connection properly to maintain any traps provided on the demised premises in clean condition and proper repair and to permit inspection of such traps by or on behalf of the Council at any reasonable time by appointment upon at least seven days prior notice in writing (save in case of emergency)

(23) Not at any time to store any materials or things upon any part of the demised premises which may not for the time being be covered by buildings to an extent which the Council may reasonably consider unacceptable

(24) To pay all reasonable and proper costs charges and expenses (including Solicitors' costs and Surveyors fees) incurred by the Council for the purpose of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 as amended requiring the Lessee to remedy a breach of any of the covenants herein contained notwithstanding forfeiture for such breach shall be avoided otherwise than by relief granted by the Court

(25) The Lessee hereby agrees with the Council to pay

(a)   the Stamp Duty on this Lease and a Counterpart thereof and

(b)   the Council's legal costs on the preparation of this Lease and a

Counterpart thereof together with proper disbursements

4. The Council hereby covenants with the Lessee as follows:-

(a) That the Lessee paying the said rent and observing and performing the covenants and conditions herein contained and on the Lessee's part to be observed and performed shall and may peaceably and quietly possess and enjoy the demised premises during the said term without any interruption by the Council or any person rightfully claiming under or in trust for the Council

(b) To comply with the obligations on its part set out in Clause 3(4) hereof

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(c) Without prejudice to Clause 4(d) hereof to remedy at its own expense any defects shrinkages or faults arising in any part of the Works (as defined in the Agreement) of which Notice shall be given to the Council within 12 months of the date of completion of such part of the Works

(d) To remedy defects in the design of the Works (as defined in the Agreement) becoming apparent during the term hereby granted

(e) Not to do or allow any act or thing which may render any increased or extra premium payable for the insurance of the demised premises or which may make void or voidable any such policy of insurance and in particular to procure that the rights hereby reserved shall not be exercised so as to make void or voidable any such policy

5. PROVIDED ALWAYS AND IT IS HERBY AGREED AND DECLARED that:-

(1) Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Council if the rent reserved or any part thereof shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Lessee's part herein contained shall not be performed or observed or if the Lessee for the time being a Company shall enter into liquidation whether voluntary or compulsory (save for the purpose of reconstruction or amalgamation) or being an individual or being more than one individual or any of them shall become bankrupt or enter into any composition with its creditors then and in such case it shall be lawful for the Council at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Council in respect of any breach non-observance or non-performance of any of the Lessee's covenants herein contained

(2) Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Lease or give the Lessee the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenants agreement or condition entered into by any lessee or tenant of the Council in respect of property not comprised in this Lease or to prevent or restrict in any way the development of any land not comprised in this Lease provided that such development or use does not materially affect the use of the demised premises for any of the uses permitted by this Lease

(3) Except where this Lease provides otherwise any disputes or differences arising as between the Council and the Lessee which under the terms hereof are to be referred to arbitration shall be referred in accordance with the provisions of the Arbitration Acts 1950 to 1979 or any Act amending or replacing the same to a single arbitrator to be appointed (in default or agreement) by or on behalf of the President for the time being of the Royal Institute of Chartered Surveyors on the application of either party

(4) Except so far as a contrary provision is contained in this Lease any notice decision direction determination approval authority permission or consent to be given by or served on the Council under this Lease shall be valid and effective if signed by the Borough Solicitor for the time being of the Council or such other officer or agent as the Council may from time to time designate for the purpose or addressed to the Council at the Council Offices (as the case may be) and sent by prepaid post and shall be deemed to have been validly served on or conveyed to the Lessee if sent by prepaid post or left addressed to the Secretary to the Lessee at the Lessee's registered office

(5) Save to the extent herein specifically provided nothing herein contained or implied shall prejudice or affect the rights powers duties and obligations of the Council in the exercise of its functions as a

[GRAPHIC OMITTED]

[BUILDING 101 AND 102]
local authority and save as aforesaid the rights powers duties and obligations of the Council under all enactments may be as fully and effectively exercised in relation to the demised premises as if the Council were not the owner of the site and this Lease had not been executed by it and any approval or consent given or granted by the Council as landlord in pursuance of the provisions of this Lease shall not be deemed to be given or granted by the Council in any other capacity than as landlord

(6) Notwithstanding anything to the contrary in this deed contained the Lessee shall have full right and liberty to make additions alterations and re-arrangements from time to time to the interior parts of the demised premises

IN WITNESS whereof the parties hereto have caused their respective Common Seals to be hereunto affixed the day and year first before written

                         THE FIRST SCHEDULE to the Lease

ALL THAT land and premises at Cheney Manor Industrial Estate Cheney Manor Swindon Wilts comprising Bays 1 to 8 and associated offices of building 102 together with the adjoining yard and car parking area and perimeter fence all which said premises are delineated on the plan annexed hereto and thereon edged red

                        THE SECOND SCHEDULE to the Lease

1. The right in common with others having a like right to the free and uninterrupted passage of water and soil electricity and gas to and from the demised premises through the pipes drains sewers wires and cables now on the said Industrial Estate any such as may replace the same with all the ancillary rights of entry on the land wherein or whereon the same may be with all necessary workmen and appliances for the purposes of maintaining cleansing altering making connection to or renewing the same the Lessee making good all damage occasioned in the exercise of such rights of entry

2. Full right and liberty for the Lessee and all persons lawfully entitled thereto with or without workmen and any necessary appliances at all reasonable times to enter upon the area hatched green on the attached plan to execute repairs alterations painting re-decoration or other works whatsoever to the demised premises

3. A right of way at all times and for all purposes over the access drives connecting the demised premises with the public highway and pavement as shown coloured yellow on the attached Plan

                         THE THIRD SCHEDULE to the Lease

1. The right in common with the Lessee and all other persons lawfully entitled thereto to use all sewers and drains now in or upon the demised premises or any part thereof and freely to run and pass water and soil through and along the same or any of them

2. The right to have maintain repair cleanse use reconstruct alter and remove any pipe wires cables and works on over or under the demised premises now used for the benefit of the adjoining land

3. Full right and liberty for the Council and all other persons lawfully entitled thereto with or without workmen and any necessary appliances at all reasonable times by appointment to enter upon the demised premises for the purposes of exercising the rights reserved by paragraph 2 hereof the Council or the person or persons exercising the said rights making good any damage occasioned to the demised premises and the property of the Lessee by the exercise of the rights of entry aforesaid

                        THE FOURTH SCHEDULE to the Lease

(1) The Indexed Rent shall be an annual sum equal to the Commencing Rent with the addition thereto of a sum bearing the same proportion to the Commencing Rent as shall be borne by any increase in the Index of Output of Manufactured Products (Home Sales) published monthly by the

Department of Industry in their publication "British Business" ("the Wholesale Index") for the month in which the relevant review date falls to the figure shown therein for the month in which the date of this Lease falls

(2) If at any time or from time to time before the relevant review date the figure representing the base figure used to compile the Wholesale Index shall be stated to relate to some commencing date other than May One thousand nine hundred and eighty five (which is the date at which for the purpose of the present Wholesale Index the index figure was taken at 100) then for the purposes of calculating the Indexed Rent the following formula shall be applied:

               F = E x     D

                       ---------

                        (C x A)

                        (B    )

Where:

A    -    the index figure on the old basis for the month in which the date of this Lease falls

B    -    the index figure on the old basis on the day upon which the change in the base date and figure operates or on the immediately preceding day for which a figure is published if not published on the day of change

C    -    the index figure on the new basis on the day upon which the change of the base date and figure operates or on the day for which a figure is published immediately following that day if not published on the day of change

D    -    the index figure on the new basis at the date at which the Indexed
          Rent is to be assessed

E    -    the Commencing Rent

F    -    the Indexed Rent

(3) If her Majesty's Government shall cease to publish the Wholesale Index or any similar Index of Output of Manufactured Products or Index of Wholesale Prices or if any event shall happen whereby it becomes impossible to implement the foregoing provisions for calculating rent herein contained then the same shall cease to apply and either party may by not less than one month's notice in writing served on the other party in that behalf expiring immediately prior to the relevant review date require the increase in the rent to be a sum bearing the same proportion to the Commencing Rent as shall be borne by any increase in the Index of Retail Prices or some similar provision relating to the fluctuation of the price or value of goods money or services to be agreed between the parties in substitution for the Wholesale Index in which case all references in this sub-clause to the Wholesale Index shall be deemed to refer to such substituted Index

(4) The Council shall calculate the Indexed Rent following publication of the Wholesale Index for the month in which a relevant review date falls and thereafter shall give to the Lessee notice in writing of the rent to operate for the relevant period of five years (hereinafter called "the new rent")

(5) Where following any event as referred to in paragraph (3) of this Schedule whereby it becomes impossible to implement the foregoing provisions for Rent Review based upon the Wholesale Index the parties are unable to agree within three months of a relevant review date upon a revision of the rent based upon the Index of Retail Prices or some similar published index as aforesaid the matter shall be determined by a single Chartered Surveyor acting as an expert (and not as an arbitrator) to be nominated by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors which said Surveyors shall determine the Indexed Rent by reference to such other criterion as aforesaid relating to the price or value of goods money or services as he shall think fit The proper charges of such a Surveyor shall be paid by the Council and the Lessee in equal proportions

(6) In the event of the relevant period of five years starting before the new rent has been ascertained rent shall continue to be due at the rate of the rent operative for the period preceding the relevant period of five years on each day appointed by this Lease for payment until the new rent has been ascertained On the first day appointed by this Lease for payment of rent after the new rent has been ascertained there shall fall due for payment the appropriate instalment at the new rate together with by way of additional rent a sum equal to the difference between the new rent and the rent actually paid for any part of the relevant period of five years in respect of which a rent less than the new rent has been paid with interest thereon calculated from the commencement of the relevant period of five years to the date of payment at Lloyds Bank PLC Base Lending Rate for the time being provided that where such sum is attributable in part to any instalment of rent which became payable on a quarter day after the relevant review date the interest on that part of the excess shall be computed only from such quarter day

THE COMMON SEAL OF SAEUR-    )
                             )
SUNDSTRAND LIMITED was       )
                             )
hereunto affixed in the      )
                             )
presence of:-                )


                                         Director      /s/ [ILLEGIBLE] 4/12/90


                                         Secretary     /s/ [ILLEGIBLE]

                                                       [SEAL]

                        Dated                        1990
                        ---------------------------------


                           THAMESDOWN BOROUGH COUNCIL


                                       and


                            SAEUR-SUNDSTRAND LIMITED



                                      LEASE

                          of Building 102 Cheney Manor
                                  Swindon Wilts


E.71

                                   MEMORANDUM

Building 102 Cheney Manor Industrial Estate Swindon

THE COUNCIL OF THE BOROUGH OF THAMESDOWN of Civic Offices Swindon Wiltshire (the Council) and SAUER-SUNDSTRAND LIMITED (formerly Sauer-Sundstrand UK Holdings Limited) whose registered office is situate at Cheney Manor Industrial Estate Swindon (the Lessee) HEREBY RECORD that the Rent first reserved in respect of the above mentioned premises under the Lease short particulars whereof are set out in the First Part of the Schedule hereto shall from the respective date set out in the first column of the second part of the Schedule hereto be the respective clear yearly sum set out in the second column of the second part of the Schedule hereto such rent being the revised rent for the Second period of Five years of the term created by the said Lease agreed in accordance with the provisions for review of rent contained in the said Lease

As witness the hand of Stephen Barrie Edwards its Borough Solicitor for and on behalf of the Council and the hand of COLIN JOHN WAGSTAFF its MANAGING DIRECTOR for and on behalf of the Lessee this 22nd day of April One Thousand nine hundred and ninety six

                                  THE SCHEDULE

                                   First Part

Date of Lease               Lessor                   Lessee
-------------               ------                   ------
8th April 1991              The Council              Sauer-Sundstrand Limited
                                                     (now known as Sauer-
                                                     Sundstrand GB Limited)

                                   Second Part

Commencement Date            Yearly Rent
-----------------            -----------

26th June 1995               THREE HUNDRED AND TWENTY SEVEN THOUSAND
                             NINE HUNDRED AND THIRTY TWO POUNDS
                             ((pounds sterling) 327,932)


Signed /s/ [ILLEGIBLE]
       ---------------------------------------------
       Borough Solicitor for and on behalf of the
        Council